Exhibit 99.1

461 SO. MILPITAS BLVD. BUILDING 5

MILPITAS CA

95035 USA

GLOBALSTAR, INC. SIGNS CONTRACT WITH ALCATEL ALENIA SPACE FOR SECOND-GENERATION LEO SATELLITE CONSTELLATION

New constellation of 48 satellites designed to last through at least 2025

Launches planned to commence in 2009

MILPITAS, CA. —  (December 4, 2006) — Globalstar, Inc. (NASDAQ:GSAT), a leading provider of mobile satellite voice and data services to businesses, government and individuals, and Alcatel Alenia Space, the European leader for satellite systems, announced today that the two companies have signed a contract under which Alcatel Alenia Space will design, manufacture and deliver the Globalstar second-generation constellation of 48 low-earth-orbit (LEO) satellites.  The total contract value is approximately EURO 661 million.  Globalstar will compensate Alcatel Alenia Space approximately EURO 620 million for the design, development and manufacture of 48 new satellites and approximately EURO 41 million for launch and mission operations support services.  The contract value could be reduced by up to EURO 28 million if Globalstar chooses to accelerate delivery of the constellation.  The satellites are being designed with a life expectancy of 15 years, which is significantly longer than the design life of Globalstar’s first generation constellation.  Globalstar anticipates the increased satellite lifespan will provide the Company with a second-generation space segment through at least 2025.

Jay Monroe, Chairman and CEO of Globalstar, Inc., and Pascale Sourisse, President and CEO of Alcatel Alenia Space, signed the new agreement on Thursday afternoon during the SATCON Satellite Conference and Expo in New York, NY.

“We are extremely pleased with this agreement, which not only secures the Globalstar space segment through at least 2025, but also takes us another step to offering a host of exciting future services while assisting us in our strategy to maximize our global spectrum opportunity,” said Jay Monroe.  Mr. Monroe added, “We are thrilled to be working with Alcatel Alenia Space again on something so vital to the long term success of Globalstar and look forward to a mutually beneficial relationship as we move through the next decade and beyond.”

Pascale Sourisse commented, “This contract demonstrates the confidence and trust that Globalstar places in our company. It highlights Alcatel Alenia Space’s strong competences and resources to design, produce and assemble Globalstar’s whole satellite constellation as well as our expertise in providing competitive satellite solutions.” Mrs Sourisse added, “This contract confirms Alcatel Alenia Space’s worldwide leadership in telecommunications satellite orders for the year 2006.”

The agreement is subject to the establishment of an escrow account, which will require the consent of Globalstar’s lenders.  Globalstar and Alcatel Alenia Space also agreed that $190 million of the contract payments are to be denominated in dollars with future possible bonus payments of up to $75 million being paid to Alcatel Alenia Space pending both companies meeting certain criteria through 2014.

The second-generation Globalstar constellation will integrate with and eventually replace the current Globalstar space segment, which provides satellite voice and data services to over 120 countries on six continents.  In addition to providing backwards compatibility with the Company’s current products and services, the Company expects the new satellites to be engineered to provide greater peak demand call capacity, improved data speeds for file transfer and video applications, and improved network management for integrated ATC terrestrial applications, video streaming and broad band data service.  The new constellation is also intended to be capable of supporting a wide variety of potential handset services such as push-to-talk and multi-cast networking.

As a contractor for the first generation Globalstar satellites, Alcatel Alenia Space was responsible for the satellite payloads and structures, as well as satellite integration.  The company was also responsible for manufacturing and installing the Globalstar ground station antenna terminals.

As with the original Globalstar LEO constellation, the second-generation satellites are designed to provide satellite coverage to all but the polar regions of the earth’s surface.  “A second-generation LEO constellation has always been a preferred space segment choice because it provides us with the flexibility to offer backwards compatibility to our present customer base while we augment the current satellites with new ones,” said Mr. Monroe.  “A LEO constellation also continues to provide Globalstar with the capability to offer superior call quality and features such as path diversity, which leads to fewer dropped calls and virtually no signal latency or perceptible voice delay.”

This agreement will involve Alcatel Alenia Space’s production sites in France, Italy, Spain, and Belgium. Globalstar’s second-generation satellites will be assembled and integrated in the Alcatel Alenia Space facility in Rome (Italy). The payloads will be provided by the company’s facility in Toulouse (France) with the structures as well as the thermal subsystems being provided by the facility in Cannes (France).  Over the next three years, Globalstar will also send selected engineers and contractors to work with Alcatel Alenia Space in Europe.

Globalstar has commenced launch contract discussions with a number of launch providers and expects to finalize its launch plans over the next 12 months.  The contract with Alcatel Alenia Space calls for Globalstar to begin taking deliveries of the new satellites in the summer of 2009 with launches beginning shortly thereafter.

In order to supplement its current constellation, Globalstar continues with preparations to launch eight spare first-generation satellites, using two Soyuz launch vehicles, in the first half of 2007.  Launch provider Starsem has set two Globalstar launch windows, the first of which begins on March 26, 2007 and the second of which commences on May 14.  Alcatel Alenia Space currently is conducting pre-launch preparations on the eight satellites at its facility in Rome, Italy.

About Globalstar, Inc.
With over 250,000 activated satellite voice and data units, Globalstar offers high value, high quality satellite services to commercial and recreational users in more than 120 countries around the world. The company’s voice and data products include mobile and fixed satellite telephones, simplex and duplex satellite data modems and flexible service packages. Many land based and maritime industries benefit from Globalstar with increased productivity from remote areas beyond cellular and landline service. Global customer segments include: oil and gas, government, mining, forestry, commercial fishing, utilities, military, transportation, heavy construction, emergency preparedness, and business continuity as well as individual recreational users. Globalstar data solutions are ideal for various asset tracking, data monitoring and SCADA applications.

For more information regarding Globalstar, please visit Globalstar’s web site at www.globalstar.com

About Alcatel Alenia Space

Alcatel Alenia Space is the European leader in satellite systems and at the forefront of orbital infrastructures. Created in July 2005, the company brings together the vast experience and know-how of Alcatel Space and Alenia Spazio to form a new leading force in European space technology. Alcatel Alenia Space sets the global standard for space developments that impact everybody’s future: from navigation to telecommunications, from meteorology to environmental monitoring, from defense to science and observation.

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For further media information:

Globalstar, Inc.

Dean Hirasawa

(408) 933-4006

Dean.hirasawa@globalstar.com

Safe Harbor Language for Globalstar Releases
This press release contains certain statements, such as “The new constellation is being designed with a 15-year life expectancy” and “The contract with Alcatel Alenia Space calls for Globalstar to begin taking deliveries of the new satellites in the summer of 2009 with launches beginning shortly thereafter,” that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Globalstar’s control, including demand for our products and services; problems relating to the construction, launch or in-orbit performance of our existing and future satellites, problems relating to the ground-based facilities operated by us or by independent gateway operators; our ability to attract sufficient additional funding if needed to meet our future capital requirements; competition and our competitiveness vis-à-vis other providers of satellite and ground-based communications products and services; the pace and effects of industry consolidation; the continued availability of launch insurance on commercially reasonable terms, and the effects of any insurance exclusions; changes in technology; our ability to continue to attract and retain qualified personnel; worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis; and legal, regulatory, and tax developments, including changes in domestic and international government regulation.

Any forward-looking statements made in this press release speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and the Company undertakes no obligation to update any such statements. Additional information on factors that could influence Globalstar’s financial results is included in its filings with the Securities and Exchange Commission, including its Registration Statement on Form S-1.